Exhibit 99.1

Press Release	Source: Stellar Pharmaceuticals Inc.

Stellar Pharmaceuticals’ Q3-2009 Financial Results Marked by Strong Growth and Continued Profitability

LONDON, Ontario – November 10, 2009 – Stellar Pharmaceuticals Inc. ("Stellar" or "the Company") (OTCBB:SLXCF), a Canadian pharmaceutical developer and marketer of high quality, cost-effective products for select health care markets, today announced its financial results for the third quarter ended September 30, 2009.  In this press release, unless otherwise indicated, all dollar amounts are expressed in Canadian dollars and have been rounded to nearest hundred.

Q3-2009 Highlights

•

Revenues grew 71.9% over the same three-month period in 2008

•

Gross profit grew by 41.7% for the quarter

•

Net income for the quarter grew by 42.9%

•

Fourth consecutive quarter the Company has generated a profit

Total operating revenues from all sources increased to $826,900 in Q3-2009 from $481,100 in Q3-2008.  This was driven by 7.9% and 303.1% growth in Canadian and International sales, respectively.  The gross margin percentage decreased to 66.0% in Q3-2009 compared to 77.7% in Q3-2008 largely as a result of the Company’s strong growth in international sales where Stellar’s margins are reduced.  Stellar’s Q3-2009 net profit was $25,900 compared to a net loss of $60,300 in Q3-2008.

For the nine-month period ended September 30, 2009, Stellar's total operating revenues from all sources were $2,673,700.  This was up 61.4% from $1,656,400 for the same period in 2008 and was driven by 16.6% and 169.9% growth in Canadian and International sales, respectively.  Net income for the 2009 nine-month period was $215,800, or $0.01 per share, compared to a loss of $227,100, or ($0.01) per share, in the same 2008 period.

Peter Riehl, Stellar’s President and Chief Executive Officer, commented, "Despite the difficult economic environment, we entered 2009 confident that our focus on building Canadian sales and expanding global partnerships for Uracyst® and NeoVisc® would generate improved operating performance throughout the year.  These third quarter financial results demonstrate the success of that focus.  We continue to make considerable progress on all fronts.  The shift in awareness and acceptance of our two lead products by scientists and clinicians is growing, sales traction in Canada continues to build, and we are increasingly benefiting from the aggressive expansion of our global out-licensing program.  I am pleased to report, that thus far in the fourth quarter, we are seeing these positive trends continue."

About Stellar Pharmaceuticals Inc.

Stellar has developed and is marketing direct in Canada and in countries around the world through out-license agreements two products based on its core polysaccharide technology:  NeoVisc®, for the treatment of osteoarthritis; and Uracyst®, its patented technology for treatment of interstitial cystitis/painful bladder syndrome, an inflammatory disease of the urinary bladder wall.  Stellar also has in-licensing agreement for the distribution and sale of NMP22® BladderChek®, a proteomics-based diagnostic test for the diagnosis and monitoring of bladder cancer.

Forward-looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including increased competition; the ability of the Company to expand its operations, to attract and retain qualified professionals, technological obsolescence; general economic conditions; and other risks detailed from time to time in the Company's filings.

For more information contact:

Stellar Pharmaceuticals Inc.

Peter Riehl

President & CEO

(800) 639-0643 or (519) 434-1540

Or

Arnold Tenney

(705) 445-9505

Or

Stephen Kilmer

Kilmer Lucas Inc.

905-690-2400 ext. 21

stephen@kilmerlucas.com

STELLAR PHARMACEUTICALS INC.

CONDENSED BALANCE SHEETS

(Expressed in Canadian Dollars)

	As at September 30, 2009	As at December 31, 2008

ASSETS

CURRENT
Cash and cash equivalents	$1,913,194	$2,105,966
Accounts receivable, net of allowance $nil (2008 - $nil)	376,683	549,055
Inventories	582,036	364,551
Taxes recoverable	216,147	212,445
Loan receivable	18,369	18,369
Prepaids, deposits and sundry receivables	227,411	130,515
	3,333,840	3,380,901
PROPERTY, PLANT AND EQUIPMENT	1,315,236	1,270,257
OTHER ASSETS	90,711	65,495
	$4,739,787	$4,716,653

LIABILITIES
CURRENT
Accounts payable	$133,960	$173,812
Accrued liabilities	56,875	186,201
Deferred revenues	8,897	1,749
	199,732	361,762
CONTINGENCIES AND COMMITMENTS

SHAREHOLDERS’ EQUITY
CAPITAL STOCK
AUTHORIZED
Unlimited Non-voting, convertible, redeemable, and retractable preferred shares with no par value
Unlimited Common shares with no par value
ISSUED
23,495,040 Common shares (2008 – 23,702,540)	8,188,486	8,261,403
(15,000) - Treasury shares (2008 – (147,500))	(9,293)	(51,625)
Additional paid-in capital for cancelled common shares	2,329	2,329
Additional paid-in capital options - outstanding	34,209	35,965
- expired	724,128	722,372
	8,939,859	8,970,444
DEFICIT	(4,399,804)	(4,615,553)
	4,540,055	4,354,891
	$4,739,787	$4,716,653

STELLAR PHARMACEUTICALS INC.

CONDENSED INTERIM STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS AND DEFICIT

(Expressed in Canadian Dollars)

(Unaudited)

	For the Three Month Period Ended September 30		For the Nine Month Period Ended September 30
	2009	2008	2009	2008
PRODUCT SALES	$811,684	$477,289	$2,270,229	$1,452,280

COST OF PRODUCTS SOLD	275,710	106,473	763,744	366,804
MARGIN ON PRODUCTS SOLD	535,974	370,816	1,506,485	1,085,476

ROYALTY AND LICENSING REVENUES	15,233	3,780	403,498	204,136

GROSS PROFIT	551,207	388,910	1,909,983	1,289,612

EXPENSES
Selling, general and administrative	505,391	453,362	1,646,388	1,496,246
Research and development	9,009	(4,805)	16,420	53,437
Amortization (non-)manufacturing property, plant and equipment	14,488	14,625	41,888	43,769
	528,888	463,182	1,704,696	1,593,452
INCOME (LOSS) FROM OPERATIONS	22,319	(88,586)	205,287	(303,840)
INTEREST AND OTHER INCOME	3,559	18,627	10,462	67,050
GAIN ON DISPOSAL OF EQUIPMENT	––	9,676	––	9,676
NET INCOME (LOSS) AND COMPREHENSIVE
INCOME (LOSS) FOR THE PERIOD
BEFORE INCOME TAXES	25,878	(60,283)	215,749	(227,114)

Current income tax expense	(10,100)	––	(18,200)	––
Future income tax recovery	10,100	––	18,200	––
DEFICIT, beginning of period	(4,425,682)	(4,746,385)	(4,615,553)	(4,576,621)
Effect of repurchase and cancellation of Common Shares	––	(1,876)	––	(4,809)
DEFICIT, end of period	$(4,399,804)	$(4,808,54)	$(4,399,804)	$(4,808,544)

EARNINGS (LOSS) PER SHARE - basic and diluted	$0.00	$(0.00)	$0.01	$(0.01)
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	23,493,736	23,681,779	23,505,241	23,752,790

STELLAR PHARMACEUTICALS INC.

CONDENSED INTERIM STATEMENTS OF CASH FLOWS

(Expressed in Canadian Dollars)

(Unaudited)

	For the Three Month Period Ended September 30		For the Nine Month Period Ended September 30
	2009	2008	2009	2008
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES -
Net income (loss) for the period	$25,878	$(60,283)	$215,749	$(227,114)
Items not affecting cash
Amortization	15,769	28,939	83,885	89,367
Unrealized foreign exchange (gain) loss	5,247	(8,042)	18,353	(14,399)
Gain on sale of asset	––	(9,676)	––	(9,676)
Issuance of equity instruments for services rendered	––	3,603	––	16,730
Change in non-cash operating asset and liabilities	65,698	35,832	(322,815)	(65,808)
CASH FLOWS USED IN OPERATING ACTIVITIES	112,593	(9,627)	(4,827)	(210,900)
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES -
Additions to property, plant and equipment	(66,899)	(152,373)	(112,776)	(354,008)
Increase to other assets	––	(5,357)	(26,231)	(11,420)
Sale of equipment	––	10,000	––	10,000
CASH FLOWS USED IN INVESTING ACTIVITIES	(66,899)	(147,730)	(139,007)	(355,428)
CASH FLOWS USED IN FINANCING ACTIVITIES -
Repurchase of common shares for cash	(9,293)	(20,729)	(30,584)	(64,384)
CASH FLOWS USED IN FINANCING ACTIVITIES	(9,293)	(20,729)	(30,584)	(64,384)
EFFECT OF EXCHANGE RATES ON CASH HELD IN
FOREIGN CURRENCY	(5,247)	8,041	(18,354)	14,397
CHANGE IN CASH AND CASH EQUIVALENTS	31,154	(170,045)	(192,772)	(616,315)
CASH AND CASH EQUIVALENTS,
Beginning of period	1,882,040	2,764,856	2,105,966	3,211,126
CASH AND CASH EQUIVALENTS,
End of period	$1,913,194	$2,594,811	$1,913,194	$2,594,811

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